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                                                                   EXHIBIT 99.8

                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Encompass Services Corporation (the "Company").

   This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Encompass Services Corporation Rights Certificates."

   Box 1.  [_]   Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

   Box 2.  [_]   Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                              Number
                                of       Subscription
                              Rights        Price                    Payment
                              ------     ------------     ------------------------------
Basic Subscription Privilege:        x       $0.      =   $       (Line 1)
Over-Subscription Privilege:         x       $0.      =   $       (Line 2)
Total Payment Required                                =   $       (Sum of Lines 1 and 2;
                                                                  must equal total of
                                                                  amounts in Boxes 3
                                                                  and 4.)

   Box 3.  [_]   Payment in the following amount is enclosed $________________.

   Box 4.  [_]   Please deduct payment from the following account maintained by you as follows:

_______________________________________   _____________________________________
            Type of Account                            Account No.

        Amount to be deducted:            $ _________________________________

                                          _____________________________________

                                          _____________________________________
                                          Signature(s)

                                          Please type or print name(s) below:

                                          _____________________________________

                                          _____________________________________

Date: ____________, 2002